EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
RehabCare Group, Inc:

We consent to the incorporation by reference in the registration statement Nos. 333-160574, 333-162406, We consent to the incorporation by reference in the registration statement Nos. 333-160574, 333-162406, and 333-163074 on Form S-3 and Nos. 33-67944, 33-82106, 33-82048, 333-11311, 333-120005, and 333-138628 on Form S-8 of RehabCare Group, Inc. (the Company) of our report dated February 28, 2011, with respect to the consolidated balance sheets of the Company as of December 31, 2010 and 2009, and the related consolidated statements of earnings, comprehensive income, changes in equity, and cash flows for each of the years in the three-year period ended December 31, 2010, and the effectiveness of internal control over financial reporting as of December 31, 2010, which report appears in the December 31, 2010 annual report on Form 10-K of the Company.

Our report refers to the adoption of FASB Financial Accounting Standard No. 141(R), Business Combinations (included in FASB ASC Topic 805, Business Combinations), effective January 1, 2009.

/s/ KPMG LLP

St. Louis, Missouri
February 28, 2011